ANNUAL SHAREHOLDERS MEETING May 27, 2021

FORWARD LOOKING STATEMENT 2 This Presentation contains certain forward-looking statements in respect of various matters including upcoming events that involve known and unknown risks and uncertainties that are beyond the control of Management. Those risks and uncertainties include, among other things, risks related to: share prices, liquidity, credit worthiness, currency, insurance, dilution, ability to access capital markets, interest rates, dependence on key personnel and environmental matters. Management believes that the expectations reflected in forward- looking statements are based upon reasonable assumptions and information currently available; however, Management can give no assurance that actual results will be consistent with these forward-looking statements. Factors and assumptions that were applied in drawing conclusions and could cause actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements, include, but are not limited to, general economic conditions, competition, availability of manufacturing supply or quality, availability and quality of raw materials, the Company’s ability to maintain key employees and other factors identified in the “Risk Factors” section of the Company’s Management’s Discussion and Analysis (MD&A) available at www.xpel.com/relations.

3 AGENDA 2020 YEAR IN REVIEW • COVID Response/Impact • Acquisitions • New Products • Financial Performance PermaPlate Film LLC Acquisition

COVID RESPONSE / IMPACT 4 SAW EARLY IMPACT IN CHINA BUSINESS IN Q1 US IMPACT BEGAN IN LATE MARCH INTO APRIL OUR RESPONSE Q2 REVENUE GREW 19.0% Q2 MOMENTUM CARRIED INTO Q3 AND Q4 • Q1 2020 China revenue declined 55% after record Q4 2019 • Q1 revenue grew 14.8% despite China impact • April consolidated revenue down 21% vs. April 2019 • US April business was down 35% vs April 2019 • Resurgence began in early-mid May • Ensured safety of our team • Maximized liquidity • Minimized impact to our employees while continuing to serve our customers • China growth was strong • US decline only 2.3%

2020 ACQUISITIONS PROTEX CENTRE Montreal, Canada - February 2020 VELOCE INNOVATION Houston, TX - December 2020 • Leading distributor of architectural films • Accelerates our architectural window film product line growth • One of the largest, wholesale installers of paint protection film in the world • Performance continues to exceed our expectations FRANCE AUTO RACING Dijon, France - October 2020 • Distributor of automotive paint protection film serving France • Revenue growth rate increased since acquisition 5

Product Line Expansion 2020 NEW PRODUCTS 6 • Paint and PPF (existing product) • Wheel and Caliper • Plastic & Trim • Upholstery • Glass • Marine

7 REVENUE TREND IN MILLIONS

2020 SALES MIX BY REGION 8 CANADA 12.9% UNITED STATES 47.2% LATIN AMERICA 1.4% MIDDLE EAST/ AFRICA 3.3% ASIA PACIFIC 3.3% CHINA 20.6% UK 3.0% CONTINETAL EUROPE 8.0% OTHER .3%

EBITDA PROFILE IN MILLIONS 9

NET INCOME TREND IN MILLIONS 10

STRONG FINANCIAL POSITION

U.S. GAAP – IN MILLIONS

	2018	2019	2020
CASH • CASH EQUIVALENTS	$4.0M	$11.5M	$29.0M
NET WORKING CAPITAL	$12.5M	$24.5M	$41.6M
ACOUNTS RECEIVABLE	$5.6M	$7.2M	$9.9M
TOTAL INVENTORY	$10.8M	$15.1M	$22.4M
TOTAL ASSETS	$30.5M	$51.6M	$83.8M
TOTAL DEBT (EXCLUDES LEASE OBLIGATIONS)	$1.8M	$0.8M	$6.1M
CASH FLOW FROM OPS (YTD)	$6.8M	$11.0M	$18.5M

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SHARE PERFORMANCE 12

PermaPlate Films LLC Acquisition • Distributor and installer of automotive window films – Supplies mid-range dealerships engaged in high-volume film installation across the US – Extends dealership reach beyond luxury and enthusiast segment 13 • Rationale – Window Tint is a product with deeper existing integration into the new-car space – By itself, it is ripe for consolidation at the mid-range level – Relationships are critical for driving additional attachment at these dealerships, including PPF and FUSION • Deal Terms – $30 million Purchase Price – All cash • Financials – ~$25M in Annual Revenue – EBITDA after integration and with synergies of $6M beginning Q4 2021 on a run-rate basis – Approximately $0.5M in acquisition/integration related charges in 2021

14 QUESTIONS & ANSWERS

APPENDIX

NON - GAPP MEASURES EBITDA RECONCILIATION U.S. GAAP - IN MILLIONS NET INCOME INTEREST TAXES DEPRECIATION AMORTIZATION EBITDA $18,281,691 $249,480 $4,522,668 $1,274,095 $955,937 $25,283,871 $13,995,072 $96,646 $2,955,356 $915,918 $781,105 $18,744,097 YEAR ENDED Dec 31, 2020 Dec 31, 2019 16

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